Exhibit 99.1

Company Contact:

Michael J. Fitzpatrick

Chief Financial Officer

OceanFirst Financial Corp.

Tel: (732) 240-4500, ext. 7506

Fax: (732) 349-5070

email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

Announces Appointment of

Christopher D. Maher

to the Board of Directors

TOMS RIVER, NEW JERSEY, February 24, 2014…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced the Directors’ appointment of Christopher D. Maher to the Boards of OceanFirst Financial Corp. and OceanFirst Bank. Mr. Maher’s term is scheduled to expire in 2016.

Mr. Maher is President and Chief Operating Officer of the Company and the Bank. He has held both positions since he joined OceanFirst in March of 2013.

“Chris has been a valuable addition to our leadership team,” said John R. Garbarino, Chairman and Chief Executive Officer. Mr. Garbarino added, “Chris has demonstrated his commitment to our community bank vision and our mission of building value for our shareholders. His appointment to our Board completes another key step to our succession planning.”

OceanFirst Financial Corp.‘s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered savings bank with $2.2 billion in assets and twenty-three branches located in Ocean, Monmouth and Middlesex Counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.‘s press releases are available by visiting us at www.oceanfirst.com.

975 Hooper Avenue — Toms River, NJ 08753 — 732.240.4500 tel — wwwoceanfirst.com